EXHIBIT 32.2

                           SECTION 906 CERTIFICATION


                           Of Chief Financial Officer


I, Alvin A. Hirsch, the Chief Financial Officer of Mile Marker International, Inc. (the "Company"), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 (the "Report").

The undersigned hereby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 19th day of November, 2003.


/s/ Alvin A. Hirsch
-------------------
Alvin A. Hirsch
Chief Financial Officer


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